UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 4, 2019

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

(Exact name of registrant as specified in charter)

New Jersey	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) of First Real Estate Investment Trust of New Jersey (the “Trust”) was held on April 4, 2019. The following matters were submitted to the shareholders of the Trust at the 2019 Annual Meeting for their approval:

Election of Trustees:

The shareholders of the Trust elected Ronald J. Artinian and Justin F. Meng to serve Trustees of the Trust for three-year terms.  The balloting for election was as follows:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Ronald J. Artinian	3,108,103	61,229	--	2,145,235
Justin F. Meng	3,113,203	56,129	--	2,145,235

Ratification of Independent Registered Public Accountants:

The shareholders of the Trust voted to ratify the Audit Committee’s appointment of EisnerAmper LLP as the Trust’s independent registered public accountants for the fiscal year ending October 31, 2019. The balloting for this vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,271,222	22,407	20,938	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Registrant)

By:	/s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr.
President and Chief Executive Officer

Date: April 5, 2019